FIRST LEHIGH CORPORATION
COMPUTATION OF EARNINGS PER SHARE                                  EXHIBIT 11.1
SIX MONTHS ENDED JUNE 30, 1998 AND 1997


                                                   JUNE 30,           JUNE 30,
BASIC EPS:                                           1998               1997
-------------------------------------------------------------------------------

NET INCOME                                          293,909           1,956,130
LESS PREFERRED STOCK DIVIDENDS:
    SERIES A                                       (110,996)           (110,996)
    SENIOR                                         (111,974)           (112,546)
                                                 ----------          ----------
NET INCOME AVAILABLE TO
 COMMON SHAREHOLDERS                                 70,939           1,732,588
                                                 ----------          ----------
COMMON STOCK OUTSTANDING:                         2,052,737           2,000,000
                                                 ----------          ----------
EARNINGS PER SHARE - BASIC                             0.03                0.87
                                                 ==========          ==========



                                                     JUNE 30,          JUNE 30,
DILUTED EPS:                                          1998               1997
-------------------------------------------------------------------------------
NET INCOME                                          293,909           1,956,130
                                                 ----------          ----------
DILUTED EFFECT OF POTENTIAL
  COMMON STOCK:
     COMMON STOCK                                 2,052,737           2,000,000
     STOCK OPTIONS                                   60,000              60,000
     HYPOTHETICAL SHARE REPURCHASE (1)              (31,111)            (39,429)
     COMMON SHARES ISSUED UPON
       ASSUMED CONVERSION:
         SERIES A (2)                               545,600             545,600
         SENIOR (3)                                 897,626             900,363
                                                 ----------          ----------
DILUTIVE COMMON STOCK
OUTSTANDING:                                      3,524,852           3,466,534
                                                 ----------          ----------
EARNINGS PER SHARE - DILUTED (4)                       0.08                0.56
                                                 ==========          ==========

-------------

(1) ASSUMES CONVERSION OF THE STOCK OPTIONS INTO COMMON SHARES USING TREASURY STOCK METHOD OF COMPUTATION.

(2) ASSUMES THE CONVERSION OF THE SERIES A PREFERRED STOCK INTO COMMON SHARES AT THE RATE OF .8 SHARES OF COMMON STOCK FOR EACH SHARE OF SERIES A PREFERRED STOCK. THE CONVERSION RATE OF SERIES A PREFERRED STOCK CHANGED FROM .8 TO .72 IN MARCH 1996. HOWEVER, THE BOARD OF DIRECTORS HAS APPROVED AN AMENDMENT THAT WOULD RETAIN THE .8 CONVERSION RATE UNTIL MARCH 1999, SUBJECT TO SHAREHOLDER APPROVAL. FOR PURPOSES OF THIS CALCULATION THE CONVERSION RATE OF .8 WAS USED.

(3) ASSUMES CONVERSION OF SENIOR PREFERRED SHARES INTO COMMON STOCK AT FULL VALUE SINCE THE BASE VALUE APPROXIMATES MARKET VALUE.

(4)  ANTIDILUTIVE; IN 1998, .03 EARNINGS PER SHARE DILUTIVE WILL BE UTILIZED.

FIRST LEHIGH CORPORATION
COMPUTATION OF EARNINGS PER SHARE                                 EXHIBIT 11.1
THREE MONTHS ENDED JUNE 30, 1998 AND 1997



                                                   JUNE 30,           JUNE 30,
BASIC EPS:                                           1998               1997
-------------------------------------------------------------------------------
NET INCOME (LOSS)                                      (852)            904,480
LESS PREFERRED STOCK DIVIDENDS:
    SERIES A                                        (55,498)            (55,498)
    SENIOR                                          (55,889)            (56,273)
                                                  ---------           ---------

NET INCOME AVAILABLE TO
 COMMON SHAREHOLDERS                               (112,239)            792,709
                                                  ---------           ---------
COMMON STOCK OUTSTANDING:                         2,052,737           2,000,000
                                                  ---------           ---------
EARNINGS PER SHARE - BASIC                            (0.05)               0.40
                                                  =========           =========



                                                     JUNE 30,          JUNE 30,
DILUTED EPS:                                          1998               1997
-------------------------------------------------------------------------------
NET INCOME (LOSS)                                      (852)            904,480
                                                  ---------           ---------

DILUTED EFFECT OF POTENTIAL
  COMMON STOCK:
     COMMON STOCK                                 2,052,737           2,000,000
     STOCK OPTIONS                                   60,000              60,000
     HYPOTHETICAL SHARE REPURCHASE (1)              (29,281)            (39,063)
     COMMON SHARES ISSUED UPON
       ASSUMED CONVERSION:
         SERIES A (2)                               545,600             545,600
         SENIOR (3)                                 897,626             900,363
                                                  ---------           ---------
DILUTIVE COMMON STOCK
OUTSTANDING:                                      3,526,682           3,466,900
                                                  ---------           ---------
EARNINGS PER SHARE - DILUTED (4)                      (0.00)               0.26
                                                  =========           =========

---------------

(1) ASSUMES CONVERSION OF THE STOCK OPTIONS INTO COMMON SHARES USING TREASURY STOCK METHOD OF COMPUTATION.

(2) ASSUMES THE CONVERSION OF THE SERIES A PREFERRED STOCK INTO COMMON SHARES AT THE RATE OF .8 SHARES OF COMMON STOCK FOR EACH SHARE OF SERIES A PREFERRED STOCK. THE CONVERSION RATE OF SERIES A PREFERRED STOCK CHANGED FROM .8 TO .72 IN MARCH 1996. HOWEVER, THE BOARD OF DIRECTORS HAS APPROVED AN AMENDMENT THAT WOULD RETAIN THE .8 CONVERSION RATE UNTIL MARCH 1999, SUBJECT TO SHAREHOLDER APPROVAL. FOR PURPOSES OF THIS CALCULATION THE CONVERSION RATE OF .8 WAS USED.

(3) ASSUMES CONVERSION OF SENIOR PREFERRED SHARES INTO COMMON STOCK AT FULL VALUE SINCE THE BASE VALUE APPROXIMATES MARKET VALUE.

(4)  ANTIDILUTIVE; IN 1998, (.05) EARNINGS PER SHARE DILUTIVE WILL BE UTILIZED.

                                       41